                                                                   Exhibit 23.7

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); Form S-3 (333-10383 and
333-14025); Form S-4 (333-13133); and Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated February 8, 1996 relating to the financial statements of The Re-Print Corporation for the years ended December 31, 1995 and 1994 which report appears in this Current Report on Form 8-K and Form 10-K/A of U.S. Office Products Company.



                                      /s/ BDO Seidman, LLP
                                          ----------------------
                                          BDO Seidman, LLP


Atlanta, Georgia
November 18, 1997